Exhibit 10.1
Stock Option Award Agreement
Pursuant to the Symetra Financial Corporation Equity Plan
          THIS AGREEMENT (this “Agreement”) is made, effective as of the [  ] day of ______, 2010, between Symetra Financial Corporation (the “Company”) and [  ] (the “Participant”).
          WHEREAS, pursuant to the Symetra Financial Corporation Equity Plan (the “Plan”), the Participant has been granted, on [ ] (the “Grant Date”), an award of stock options (the “Stock Options”) to purchase [ ] shares of common stock of the Company at a price per share of $[ ] (the “Exercise Price”), vesting in full on [ ] (the “Vesting Date”), on the terms and subject to the conditions set forth in this Agreement;
          WHEREAS, the Stock Options will expire under the conditions described in Section 4;
          WHEREAS, in consideration for this award of Stock Options, the Participant agrees to accept the restrictions set forth herein;
          NOW THEREFORE, in consideration of mutual covenants the parties hereto agree as follows:
          SECTION 1. Definitions. Capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Plan.
          SECTION 2. Vesting of Stock Options. On the Vesting Date, the rights of the Participant with respect to the Stock Options shall become fully vested; provided that the Participant must be employed by the Company or an affiliate thereof on the Vesting Date in order for the Participant’s rights with respect to the Stock Options to become vested, except as otherwise determined by the Committee in its sole discretion; provided further that, in the event of the termination of the Participant’s employment by reason of death or Disability, or if such termination is a Termination Without Cause or a Constructive Termination within 12 months following a Change in Control, the Stock Options shall immediately become fully vested.
          SECTION 3. Exercise of Stock Options. Following the date on which the Stock Options vest, the Participant may exercise the Stock Options in whole or in part (but for the purchase of whole Shares only) by delivery to the Company of (a) a written or electronic notice, complying with the applicable procedures established by the Committee or the Company, stating the number of Shares with respect to which the Stock Options are thereby exercised and (b) full payment of the aggregate Exercise Price for the Shares with respect to which the Stock Options are thereby exercised, in accordance with Section 5(a)(iii) of the Plan. The notice shall be signed by the Participant or any other person then entitled to exercise the Stock Options. Upon exercise and full payment of the Exercise Price for Shares with respect to which the Stock Options are thereby exercised, the Company shall deliver to the Participant one Share for each Stock Option with respect to which the Participant has exercised and paid.
          SECTION 4. Expiration of Stock Options. Notwithstanding any provision of this Agreement, unless the Committee determines otherwise, in the case of unexercised Stock Options that have become vested prior to the termination of the Participant’s employment (other than solely by reason of a period of Related Employment), such vested Stock Options shall expire on the earlier of (a) one year following the termination of the Participant’s employment as a result of death, (b) three years following the termination of the Participant’s employment as a result of Disability, (c) immediately upon the termination of the Participant’s employment for Cause, (d) 90 days following the termination of Participant’s employment for any reason other than death, Disability or Cause or (e) the first anniversary of the Vesting Date. For the avoidance of doubt, if the expiration date specified in the immediately preceding sentence is not a business day, then the Stock Options shall expire on the last business day immediately preceding such expiration date.
          SECTION 5. Forfeiture of Stock Options. Unless the Committee determines otherwise, and except as otherwise provided in Section 2 of this Agreement, if the Stock Options awarded to the Participant pursuant to this Agreement have not become vested prior to the termination of the Participant’s employment (other than solely by reason of a period of Related Employment), the Participant’s rights with respect to the Stock Options shall immediately terminate upon such termination of employment, and the Participant will be entitled to no further payments or benefits with respect thereto.
          SECTION 6. Successor Requirement. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
          SECTION 7. Withholding, Consents and Legends. (a) Withholding. The delivery of Shares pursuant to Section 3 of this Agreement is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 20(d) of the Plan.
          (b) Consents. The Participant’s rights in respect of the Stock Options are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, the Participant consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).
          (c) Legends. The Company may affix to certificates for Shares issued pursuant to this Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Participant may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares.

          SECTION 8. Non-Transferability. Unless otherwise provided by the Committee in its discretion, the Stock Options may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered, except as provided in Section 20(b) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of a Stock Option in violation of the provisions of this Section 8 and Section 20(b) of the Plan shall be void and unenforceable against the Company.
          SECTION 9. Rights of the Participant. None of the Stock Options, the execution of this Agreement and the delivery of any Shares with respect to the Stock Options shall confer upon the Participant any right to, or guarantee of, continued employment by the Company or any of its affiliates, or in any way limit the right of the Company or any of its affiliates to terminate the employment of the Participant at any time, subject to the terms of any written employment or similar agreement between the Company or any of its affiliates and the Participant. The Stock Options shall not be treated as compensation for purposes of calculating the Participant’s rights under any employee benefit plan, except to the extent expressly provided in any such plan.
          SECTION 10. Relation to Plan. The Stock Options hereby granted are subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Stock Options without the Participant’s consent insofar as it may materially and adversely affect the Participant’s rights under this Agreement. Except as otherwise provided herein, the Committee shall have sole discretion to determine whether the events or conditions described in this Agreement have been satisfied and to make all other interpretations, constructions and determinations required under this Agreement and all such determinations by the Committee shall be final, binding and conclusive. In the event of any conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail, and the Agreement shall be deemed to be modified accordingly.
          SECTION 11. Designation of Beneficiary by Participant. The Participant may, in accordance with Section 18 of the Plan, name a beneficiary to receive any payment to which the Participant may be entitled in respect of this Agreement in the event of the Participant’s death, by notifying the Company. A Participant may change the beneficiary from time to time in the same manner. If the Participant has not designated a beneficiary or if no designated beneficiary is living on the date on which any amount becomes payable to a Participant’s beneficiary, that amount shall be paid to the Participant’s estate.
          SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, to:
Vice President, Human Resources
Symetra Financial Corporation
777 108th Ave NE Suite 1200
Bellevue, Washington 98004
with a copy to:
General Counsel
Symetra Financial Corporation
777 108th Ave NE Suite 1200
Bellevue, Washington 98004
If to the Participant, to the address on file with the Company or any of its affiliates.
Notices (other than notices of exercise under Section 3 that comply with the applicable procedures established by the Committee or the Company) sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.
          SECTION 13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.
          SECTION 14. Participant’s Undertaking. The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the provisions of this Agreement.
          SECTION 15. Amendment. This Agreement may not be amended, terminated, suspended or otherwise modified except in a written instrument, duly executed by both parties.
          SECTION 16. Professional Advice. The acceptance, vesting and exercise of Stock Options under this Agreement and the receipt of Shares upon exercise of Stock Options may have consequences under Federal and state tax and securities laws that may vary depending upon the individual circumstances of the Participant. Accordingly, the Participant acknowledges that the Participant has been advised to consult the Participant’s personal legal and tax advisor in connection with this Agreement and the Stock Options.
          SECTION 17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York without regard to its conflict of laws principles, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.
          SECTION 18. Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.
          SECTION 19. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.
          SECTION 20. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect to the fullest extent permitted by law. The Participant agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Agreement (whether in whole or in part) is void or constitutes an unreasonable restriction against the Participant, such provision shall not be rendered void but shall be deemed to be modified to the minimum extent necessary to make such provision enforceable for the longest duration and the greatest scope as such court may determine constitutes a reasonable restriction under the circumstances.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date(s) first written above.

SYMETRA FINANCIAL CORPORATION,
by
Christine A. Katzmar Holmes
Vice President, Human Resources

PARTICIPANT,